EXHIBIT 23.2

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of TranSwitch Corporation (the “Company”) on Form S-8 (File No. 333-XXXXXX) of our report dated March 16, 2010, relating to the consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year ended December 31, 2009, and the related financial statement schedule, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ UHY LLP

Houston, TX

August 28, 2012